UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
September 24, 2012 (September 24, 2012)

ADVOCAT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12996	62-1559667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Galleria Boulevard, Brentwood, TN 37027
(Address of Principal Executive Offices)(Zip Code)

(615) 771-7575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

468089-1

Item 8.01 Other Events.

On September 24, 2012, the Company announced it entered into a lease agreement to operate a 154 bed skilled nursing center in Louisville, Kentucky. The nursing center is owned by a real estate investment trust and the lease provides for an initial fifteen year lease term with a five year renewal option. The nursing center has annual revenues of approximately $10 million and is expected to be accretive to earnings early in the Company’s tenure as the operator of the skilled nursing center. The Company began operating the skilled nursing center on September 24, 2012. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number    Exhibit

99.1        Press release dated September 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVOCAT INC.

By:
Kelly J. Gill
Chief Executive Officer

Date:    September 24, 2012

EXHIBIT INDEX

Number    Exhibit

99.1        Press release dated September 24, 2012.

Company Contact:                            Investor Relations:
Kelly J. Gill                                 Charles Lynch
Chief Executive Officer                         Westwicke Partners
615-771-7575                             443-213-0504
Advocat Announces Lease Agreement for Kentucky Skilled Nursing Center
BRENTWOOD, TN, (September 24, 2012) – Advocat Inc. (NASDAQ: AVCA) a premier provider of long term care services primarily in the Southeast and Southwest, today announced it entered into a lease agreement to operate a 154 bed skilled nursing center in Louisville, Kentucky. The nursing center is owned by a real estate investment trust and the lease provides for an initial fifteen-year lease term with a five-year renewal option. The nursing center has annual revenues of approximately $10 million and is expected to be accretive to earnings early in the Company’s tenure as the operator of the skilled nursing center. The Company began operating the skilled nursing center on September 24, 2012.
Commenting on the transaction, Kelly J. Gill, the Company’s President and Chief Executive Officer, stated, “A major focus of our strategic operating initiatives has been on portfolio growth. This lease agreement represents our third nursing center addition in less than one year. The acquisition of Highlands Nursing and Rehabilitation Center in Louisville, Kentucky increases the Company’s footprint in Kentucky to eight nursing centers. Unlike Rose Terrace in West Virginia, which we built on a de novo basis, and Arbor Place of Clinton in Kentucky, which we reopened, this nursing center is already occupied and will contribute to our earnings more quickly than those buildings. As we have become more active in our portfolio-growth strategy, our pipeline continues to grow and I am optimistic that we can reasonably expect to see more facility additions in the near future.”

Advocat provides long-term care services to patients in 48 skilled nursing centers containing 5,538 licensed nursing beds, primarily in the Southeast and Southwest. For additional information about the Company, visit Advocat’s web site: www.advocatinc.com